UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

June 13, 2018

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:                (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s shareholders voted on three proposals at the Company’s annual shareholder meeting. The final voting results are provided below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board by the holders of the Company’s common stock and Series A Preferred Stock, voting together as one class:

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Callahan	26,106,368	1,448,602	31,444	5,242,702
Kimberly D. Cooper	26,432,766	1,123,082	30,566	5,242,702
Sean P. Downes	26,937,019	617,950	31,445	5,242,702
Darryl L. Lewis	26,968,488	586,482	31,444	5,242,702
Ralph J. Palmieri	26,961,399	593,520	31,495	5,242,702
Richard D. Peterson	22,494,554	5,060,365	31,495	5,242,702
Michael A. Pietrangelo	21,708,781	5,845,938	31,695	5,242,702
Ozzie A. Schindler	27,163,750	390,976	31,688	5,242,702
Jon W. Springer	26,920,978	633,742	31,694	5,242,702
Joel M. Wilentz, M.D.	22,436,331	5,118,642	31,441	5,242,702

Proposal No. 2: The shareholders did not approve, on an advisory basis, the compensation paid to the Company’s named executive officers during the year ended December 31, 2017.

For:	11,526,787
Against:	15,834,461
Abstain:	225,166
Broker Non-Votes:	5,242,702

Proposal No. 3: The shareholders voted to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For:	32,091,555
Against:	431,442
Abstain:	306,119

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes Chief Executive Officer